Exhibit 4.2

THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO BANK OF AMERICA CORPORATION (THE “CORPORATION”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES E

BANK OF AMERICA CORPORATION

Incorporated under the laws of the State of Delaware

Number NP-		Shares
CUSIP 060505

	See Reverse for Certain Definitions	This Certificate is transferable in New York, New York and in

This certifies that Computershare Trust Company, N.A., as Depository Agent for Bank of America Corporation is the owner of                  THOUSAND (            ,000) fully paid and non-assessable shares of the Floating Rate Non-Cumulative Preferred Stock, Series E, liquidation preference $25,000 per share, par value $0.01 per share, of Bank of America Corporation (the “Preferred Stock”) transferable in person or by a duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the provisions of the Amended and Restated Certificate of Incorporation, all amendments thereto, the Certificate of Designations for this series, and the Bylaws of the Corporation, and to the rights, preferences and voting powers of the other preferred stock of the Corporation now or hereinafter outstanding; the terms of all such provisions, rights, preferences and voting powers being incorporated herein by reference. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal and facsimile signatures of the duly authorized officers of the Corporation.

Dated:
	Assistant Secretary	Senior Vice President

Countersigned and Registered:

Computershare Trust Company, N.A.
Transfer Agent and Registrar

By:
Authorized Signatory

[Reverse Side of Preferred Stock Certificate]

BANK OF AMERICA CORPORATION

BANK OF AMERICA CORPORATION’S AUTHORIZED CAPITAL STOCK INCLUDES THIS SERIES OF FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES E, AND OTHER PREFERRED STOCK, WHICH, WHEN ISSUED, SHALL HAVE CERTAIN PREFERENCES OR SPECIAL RIGHTS IN THE PAYMENT OF DIVIDENDS, IN VOTING, UPON LIQUIDATION, OR OTHERWISE. THE CORPORATION WILL, UPON REQUEST, FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS INFORMATION IN WRITING AS TO THE NUMBER OF SHARES OF EACH CLASS OR SERIES OF SUCH PREFERRED STOCK AUTHORIZED AND OUTSTANDING AND A COPY OF THE PORTIONS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OR CERTIFICATE OF DESIGNATIONS CONTAINING THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ALL SHARES AND ANY CLASS OR SERIES THEREOF. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT – as tenants by the entireties	(Cust) (Minor)
JT TEN – as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                         Shares of the preferred stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                          Attorney to transfer the Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:	THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 14Ad-15.